EXECUTION VERSION

CONTRIBUTION AGREEMENT, dated as of June 21, 2019 (this Agreement), between CM FINANCE INC., a corporation incorporated under the law of the State of Maryland and sole shareholder (the Sole Shareholder) of CM Finance SPV Ltd., and CM FINANCE SPV LTD. (the Issuer).

WHEREAS:

A.        The Issuer and U.S. Bank National Association, a national banking association, as trustee on behalf of the Secured Parties (the Trustee) are parties to a Sixth Amended and Restated Indenture, dated as of June 21, 2019 (as amended from time to time, the Indenture), pursuant to which the Issuer issued Notes to the Holders.

B.        In accordance with Section 7.8(f) of the Indenture, the consent of the Majority Noteholders is required in order for the Issuer to accept any contribution other than contributions required to be made by the Issuer Contribution Agreement.

C.        On the Closing Date, the Sole Shareholder contributed additional capital to the Issuer in the form of a USD Cash transfer to the Principal Collection Account in an amount equal to USD 8,850,785.21 (the “Initial Contribution Amount”). Following such transfer on the Closing Date, such Initial Contribution Amount formed a part of the Collateral under the Indenture.

D.        To induce the Holders to accept certain changes to certain of the Portfolio Assets, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sole Shareholder has agreed to make capital contributions to the Issuer in the circumstances described herein. Accordingly, the parties hereto agree as follows:

Interpretation

1.

Capitalized terms used but not defined herein have the respective meanings given to such terms in the Indenture. In addition, as used herein, the following terms have the following respective meanings:

“Acceptable Loan”: A Loan that, at the time of the proposed contribution of such Loan pursuant to this Agreement, the Issuer would be permitted to acquire as a Portfolio Asset pursuant to Section 12.2 of the Indenture, disregarding Section 12.2(a)(ii) (solely to the extent the default referred to therein would be remedied upon contribution to the Issuer of such Loan) of the Indenture.

“Advance Value Depreciation”: With respect to any sale or other disposition of all or part of a Portfolio Asset by the Issuer, as determined by the Collateral Manager and notified to the Trustee, the Collateral Administrator, UBS and the Sole Shareholder, the greater of (a) zero and (b) the remainder of:

(i) the Advance Value of such Portfolio Asset (or applicable portion thereof) minus

(ii) the product of (A) the Final Market Value of such Portfolio Asset (or applicable portion thereof) multiplied by (B) the Advance Percentage with respect to such Portfolio Asset (or applicable portion thereof).

“Advance Value Gain”: With respect to any sale or other disposition for Cash consideration of all or part of a Portfolio Asset by the Issuer, as determined by the Collateral Manager and notified to the Trustee, the Collateral Administrator, UBS and the Sole Shareholder, the greater of (a) zero and (b) the remainder of:

(i) the product of (A) the Final Market Value of such Portfolio Asset (or applicable portion thereof) multiplied by (B) the Advance Percentage with respect to such Portfolio Asset (or applicable portion thereof) minus

(ii) the Advance Value of such Portfolio Asset (or applicable portion thereof).

“Collateral Change Event”: The meaning specified in Section 3 hereof.

“Collateral Change Event Notice”: A notice from the Collateral Manager on behalf of the Issuer in the form of Exhibit A hereto.

“Collateral Change Settlement Date”: In the case of a sale, disposition, exchange, substitution or acquisition by the Issuer of a Portfolio Asset, the settlement date for such sale, disposition, exchange, substitution or acquisition.

“Collateral Change Trade Date”: In the case of a sale, disposition, substitution or acquisition by the Issuer of a Portfolio Asset, the trade date for such sale, disposition, substitution or acquisition.

“Expense Contribution Amount”: With respect to any Expense Contribution Event, has the meaning given to such term in the definition of “Expense Contribution Event”.

“Expense Contribution Event”: With respect to any date of determination, the giving of notice by the Trustee to the Sole Shareholder pursuant to Section 10.3(c) of the Indenture that the amount then standing to the credit of the Expense Account is (or will be, after giving effect to the payment of aggregate Administrative Expenses payable, but not yet paid, at any time during a particular Monthly Period) less than U.S.$25,000 (the difference between such remaining amount and U.S.$50,000, the “Expense Contribution Amount”).

“Final Market Value”: With respect to any sale or other disposition of all or part of a Portfolio Asset by the Issuer, the net Cash proceeds that will (or would, if not sold for Cash) be received from the sale or other disposition of such Portfolio Asset pursuant to the proposed terms for such sale or disposition as of the Collateral Change Trade Date of the sale or disposition, as shall be determined by the Collateral Manager, exclusive of accrued interest and capitalized interest and net of the related Costs of Assignment and notified by the Collateral Manager in writing to the Trustee and Collateral Administrator (with a simultaneous copy to UBS).

“Global Master Repurchase Agreement”: The TBMA/ISMA Global Master Repurchase Agreement (2011 version), dated as of June 11, 2019 (including any annex and confirmation(s) exchanged thereunder, including, without limitation the confirmations dated as of June 21, 2019, each as amended, modified or otherwise supplemented from time to time) between the Sole Shareholder and UBS.

“LSTA”: The Loan Syndications and Trading Association, Inc. and any successor thereto.

“Removed Asset”: With respect to any Collateral Change Event:

(a)

in the case of any sale or other disposition or substitution of all or part of a Portfolio Asset, the portion of the Principal Balance of such Portfolio Asset that is being sold, disposed of or substituted; and

(b)	in the case of any acquisition of a Portfolio Asset, the Cash amount that must be paid by the Issuer in order to effect such acquisition.

“Repayment”: With respect to any repayment of or other reduction in the Principal Balance of any Portfolio Asset (including, without limitation, through any exercise of any right of set-off, reduction, or counterclaim that results in the satisfaction of the obligations of the applicable Portfolio Asset Obligor to pay any principal owing in respect of such Portfolio Asset), the amount of such repayment or other reduction. “Repay” and “Repaid” shall each have the corresponding meaning.

“Repayment Date”: With respect to any Repayment, the date of such Repayment.

“Replacement Asset”: With respect to any Collateral Change Event, any one or more of the following (as shall be identified in a Collateral Change Event Notice that satisfies the requirements of Section 3 hereof):

(a)	any Acceptable Loan which the Collateral Manager specifies must be contributed by or on behalf of the Sole Shareholder to the Issuer in connection with such Collateral Change Event;

(b)

any Cash amount which the Collateral Manager specifies must be contributed by or on behalf of the Sole Shareholder to the Issuer in connection with such Collateral Change Event (which contribution shall be made into the Principal Collection Subaccount);

(c)

in the case of any sale or other disposition for Cash proceeds of all or part of a Portfolio Asset, the portion of the applicable Principal Collections which the Collateral Manager specifies must be retained in the Principal Collection Subaccount; or

(d)	in the case of any acquisition for Cash of a Portfolio Asset, any Acceptable Loan that is being acquired.

Contribution of Additional Capital

2.

(a)

With respect to each Expense Contribution Event that occurs during the period from (and including) the Amendment and Restatement Date to (and including) the date on which all of the Notes have been repaid in full and all Administrative Expenses (including anticipated further expenses of the Trustee) have been paid in full, the

Sole Shareholder hereby irrevocably commits to contribute additional equity capital to the Issuer in USD Cash by wire transfer in immediately available funds in an amount no less than the applicable Expense Contribution Amount (each such contribution, a “Required Expense Equity Contribution”).

(b)

The contribution obligation pursuant to this Section 2 shall be paid to the Principal Collection Account by no later than 4:00 p.m. (New York City time) on the 2019 Contribution Date, and immediately upon receipt shall form a part of the Collateral under the Indenture.

3.	Contribution of Additional Capital and Required Withdrawals in connection with Collateral Change Events and Repayments

(a)

If at any time (x) the Issuer wishes to sell, substitute or otherwise dispose of all or part of a Portfolio Asset pursuant to and in accordance with Section 12.1 of the Indenture, (y) the Issuer wishes to acquire a Portfolio Asset pursuant to and in accordance with Section 12.2 of the Indenture or (z) a modification, amendment or action with respect to a Portfolio Asset results in a change to the classification of a Portfolio Asset (as determined by UBS under “Determination of Status of Certain Portfolio Assets” of the Global Master Repurchase Agreement, provided that UBS has notified Counterparty of such determination) (any such event, a “Collateral Change Event”), then the Collateral Manager on behalf of the Issuer shall deliver a Collateral Change Event Notice to the Trustee and Collateral Administrator (with a simultaneous copy to UBS) no later than one Business Day prior to the applicable Collateral Change Trade Date, provided that a single Collateral Change Event Notice may be delivered with respect to multiple Collateral Change Events that have the same Collateral Change Trade Date. If the Issuer wishes to (1) sell or otherwise dispose of all or part of a Portfolio Asset on one Collateral Change Trade Date and (2) acquire a Portfolio Asset on a different Collateral Change Trade Date, the Collateral Manager, on behalf of the Issuer, shall deliver a Collateral Change Event Notice with respect to each such Collateral Change Event in accordance with this Section 3(a).

(b)

Each Collateral Change Event Notice relating to a Collateral Change Event described in Section 3(a)(x) or 3(a)(y) above shall specify one or more Replacement Assets that must be acquired by, or contributed by the Sole Shareholder to, the Issuer with an aggregate Advance Value equal to the Advance Value of the Removed Asset that is the subject of such Collateral Change Event determined as of the date the Collateral Change Event Notice is delivered. Prior to the Collateral Change Settlement Date, the Sole Shareholder shall contribute to the Issuer each Replacement Asset described in clause (a) or (b) of the definition thereof that is identified in any Collateral Change Event Notice in accordance with the requirements of this Section 3.

(c)

As a condition precedent to the effectiveness of any sale or other disposition of all or any part of a Portfolio Asset, the sale price therefor shall be no less than the expected sale price set forth in the applicable Collateral Change Event Notice.

(d)	Positive Advance Value Depreciation or Positive Advance Value Gain

In the case of any sale or other disposition for Cash consideration of all or part of a Portfolio Asset:

(i)	if the Advance Value Depreciation of such sale or other disposition is greater than zero, then:

(A) subject to Section 3(h)(i) below, the Sole Shareholder shall contribute Cash and/or Acceptable Loans as Replacement Asset(s) with an aggregate Advance Value equal to the amount of such expected Advance Value Depreciation (which shall be identified in the applicable Collateral Change Event Notice) (which contribution, if and to the extent that it is comprised of Cash, (I) shall be deposited into the Principal Collection Subaccount and (II) upon receipt thereof by the Trustee on a Business Day, shall be promptly notified by the Trustee to UBS on such Business Day) on the applicable Collateral Change Trade Date; and

(B) in the case of a sale or disposition, such contribution shall be a condition precedent to such sale or disposition becoming a binding commitment of the Issuer, and

(ii)	if the Advance Value Gain of such sale or other disposition is greater than zero, then:

the Trustee shall, at the direction of the Collateral Manager, transfer the portion of the Principal Collections received in respect of such sale or other disposition in the form of Cash with an Advance Value equal to the amount of such expected Advance Value Gain (as identified to the Trustee by the Collateral Manager) from the Principal Collection Subaccount to the Portfolio Gains Account promptly and in any event no later than the first Business Day following the applicable Collateral Change Settlement Date.

(e)

If any Repayment or other distribution of Cash by a Portfolio Asset Obligor is made in respect of a Portfolio Asset that is being acquired, sold or otherwise disposed of by the Issuer at any time during the period from and including the applicable Collateral Change Trade Date to but excluding the applicable Collateral Change Settlement Date:

(i)

the Collateral Manager shall notify the Trustee, the Sole Shareholder and UBS of (A) any change to the Purchase Amount and Advance Value of any Removed Asset or Replacement Asset specified in the original Collateral Change Event Notice resulting therefrom and (B) any Cash amount that must be contributed or withdrawn by the Sole Shareholder in order to ensure that the adjusted aggregate Advance Value of the Replacement Assets identified in the original Collateral Change Event Notice is equal to the adjusted Advance Value of the Removed Asset identified in the original Collateral Change Event Notice;

(ii)

the Sole Shareholder shall contribute, or the Sole Shareholder shall instruct the Collateral Manager to direct the Trustee to withdraw, such Cash amount into or from the Principal Collection Subaccount on or prior to the Collateral Change Settlement Date;

(iii)	any amount withdrawn from the Principal Collection Subaccount shall be deposited in the Portfolio Gains Account; and

(iv)	the original Collateral Change Event Notice shall be deemed to have been amended accordingly.

(f)	Acquisition of a Portfolio Asset with an Advance Value less than Advance Value of Cash applies to satisfy the aggregate purchase price

In the case of any acquisition by the Issuer of a Portfolio Asset with an Advance Value that is less than the Advance Value of the Cash applied to satisfy the aggregate purchase price, the Sole Shareholder shall contribute additional Replacement Assets (other than the Portfolio Asset that is being acquired) identified in the related Collateral Change Event Notice and having an aggregate Advance Value equal to such deficiency.

The Sole Shareholder shall contribute to the Issuer any such additional Replacement Asset that is (i) a Cash amount into the Principal Collection Subaccount on the applicable Collateral Change Trade Date or (ii) an Acceptable Loan by executing appropriate transfer documentation with (A) a contribution trade date that occurs on the applicable Collateral Change Trade Date and (B) a settlement date that occurs on the Collateral Change Settlement Date and, subject to Section 3(h), any failure by the Sole Shareholder to effect the settlement of such contribution in accordance with the foregoing shall constitute a breach of its contribution obligations hereunder.

(g)	Aggregate Advance Value of the Replacement Assets exceeds the Advance Value of the related Removed Asset

In the event that the Sole Shareholder wishes to contribute one or more Acceptable Loans to the Issuer, and the Collateral Manager, on behalf of the Issuer, delivers a Collateral Change Event Notice in connection with a Collateral Change Event that would, if all such Acceptable Loans were all Replacement Assets, result in the aggregate Advance Value of the Replacement Assets exceeding the Advance Value of the related Removed Asset, the Issuer shall, on the settlement date for such contribution, immediately transfer to the Sole Shareholder, free of payment, a Participation Interest in one or more portion(s) of such contributed Acceptable Loan(s) (as shall be identified in the applicable Collateral Change Event Notice) with an aggregate Advance Value equal to such excess pursuant to and in accordance with Section 12.3(d) of the Indenture such that each such participated portion of such Acceptable Loan shall thereafter constitute a Sold Participation Interest Loan; provided that:

(i)	the Sole Shareholder shall only be entitled to contribute such excess Acceptable Loans if no portion of the pool of Replacement Assets is comprised of Cash; and

(ii)

for the avoidance of doubt, the Sole Shareholder may not contribute Cash to the Issuer as a Replacement Asset if and to the extent that such contribution would result in the aggregate Advance Value of the Replacement Assets exceeding the Advance Value of the related Removed Asset.

(h)	Failure to occur of Collateral Change Settlement Date

If for any reason the Collateral Change Settlement Date does not occur in connection with any sale, acquisition or disposition by the Issuer of all or part of a Portfolio Asset:

(i)

the Issuer, or the Collateral Manager on behalf of the Issuer, shall instruct the Trustee to, promptly withdraw any Cash deposited in the Principal Collection Subaccount pursuant to Section 3(d)(i) above and, as specified by the Issuer, or the Collateral Manager on behalf of the Issuer, (A) pay all or a portion of such amount to the Sole Shareholder or (B) transfer all or any portion of such amount not paid to the Sole Shareholder pursuant to the foregoing clause (A) to the Portfolio Gains Account; and

(ii)

notwithstanding Section 3(f)(ii)(B) above, the settlement date for the contribution of any Acceptable Loan by the Sole Shareholder shall not occur and the Sole Shareholder shall be released from its contribution obligations with respect thereto.

(i)	Repayment of Portfolio Asset

If a Repayment is made in respect of a Portfolio Asset (other than a Repayment described in Section 3(e) above which shall be dealt with in accordance with the provisions of such Section), then:

(i)

if (A) the Advance Value of such Repayment is greater than (B) the Advance Value of the portion of the Principal Balance of such Portfolio Asset that is being Repaid, the Collateral Manager shall direct the Trustee to transfer a Cash amount with an Advance Value equal to such excess from the Principal Collection Subaccount to the Portfolio Gains Account no later than the first Business Day following the applicable Repayment Date; and

(ii)

if (A) the Advance Value of the portion of the Principal Balance of such Portfolio Asset that is being Repaid is greater than (B) the Advance Value of such Repayment, (1) the Collateral Manager shall promptly notify the Sole Shareholder, the Trustee and UBS and (2) the Sole Shareholder shall contribute a Cash amount with an Advance Value equal to such excess into the Principal Collection Subaccount no later than the first Business Day following the applicable Repayment Date.

(j)	Transfer from Portfolio Gains Account of amount required to be contributed in Cash

If and to the extent that funds standing to the credit of the Portfolio Gains Account are available therefor, any contribution in the form of Cash required to be made by the Sole Shareholder pursuant to this Section 3 may be made by the Sole Shareholder instructing the Collateral Manager to direct the Trustee to transfer such amount from the Portfolio Gains Account to the applicable Account into which such contribution is required to be made.

(k)	Modification of Portfolio Asset

If any modification, amendment or action with respect to any Portfolio Asset results in a change to the classification of a Portfolio Asset (as determined by UBS under “Determination of Status of Certain Portfolio Assets” of the Global Master Repurchase Agreement), then the Collateral Manager on behalf of the Issuer shall deliver a Collateral Change Event Notice to the Trustee and Collateral Administrator (with a simultaneous copy to UBS) which shall treat (1) (A) the Portfolio Asset immediately prior to giving effect to such modification, amendment or action as the Removed Asset, (B) the Portfolio Asset immediately after giving effect to such modification, amendment or action as the Replacement Asset and (C) the date of such modification, amendment or action as the Collateral Change Settlement Date and (2) specify the change and the adjustment in Advance Value to such Portfolio Asset resulting from such re-classification in the same manner required for a sale, substitution, disposition or acquisition of a Portfolio Asset as described in Sections 3(a) and 3(b) above. In connection with the foregoing,

(i)

if the Advance Value of the Removed Asset exceeds the Advance Value of the Replacement Asset, on or prior to the Collateral Change Settlement Date, the Sole Shareholder shall contribute Cash and/or Acceptable Loans as Replacement Asset(s) with an aggregate Advance Value equal to the amount of such excess (which shall be identified in the applicable Collateral Change Event Notice) in accordance with the procedures set forth in the last sentence of Section 3(f), and

(ii)

if the Advance Value of the Replacement Asset exceeds the Advance Value of the Removed Asset, the Issuer shall, transfer to the Sole Shareholder, free of payment, a Participation Interest in the Replacement Asset (as shall be identified in the applicable Collateral Change Event Notice) with an Advance Value equal to such excess in accordance with the procedures set forth in Section 3(g).

Representations, Warranties and Covenants of the Sole Shareholder

4.	(X) Representations and Warranties

(a)	The Sole Shareholder represents to the Issuer and the Valuation Agent as of the date hereof as follows:

(i)	Status. It is duly organized and validly existing under the law of the jurisdiction of its organization or incorporation and, if relevant under such law, in good standing.

(ii)

Powers. It has the power and authority to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and such other documentation and has taken all necessary action to authorize such execution, delivery and performance.

(iii)

No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its property or any contractual restriction binding on or affecting it or any of its property.

(iv)

Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(v)

Obligations Binding. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, rehabilitation, conservation, moratorium or similar laws affecting rights of its creditors generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(vi)

Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its subsidiaries any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

(vii)	Ownership of Issuer. It is the sole shareholder of the Issuer.

(b)

The Sole Shareholder at all times represents and warrants to the Issuer, the Trustee and the Valuation Agent as follows (with respect to Loans or other assets contributed hereunder both before and after the Amendment and Restatement Date):

(i)	Any Loan or any other asset (including any Acceptable Loan and any other Replacement Asset) contributed by the Sole Shareholder under this

Agreement was originally acquired by the Sole Shareholder for fair value at the time of such acquisition.

(ii)

As of the applicable settlement date of the relevant contribution hereunder, the Sole Shareholder is or was the sole owner with good and marketable title of, and the right to transfer, all Loans and other assets that it contributes to the Issuer hereunder, free and clear of any security interest, lien or other adverse claim. All actions necessary under the law of any relevant jurisdiction (other than United States bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally) and under the terms of the relevant Loan or asset to effect a sale of such Loan or asset (A) to the Sole Shareholder and the subsequent contribution of such Loan or other asset to the Issuer or (B) to the Issuer have been or will have been taken on the date of the relevant sale to the Sole Shareholder and the date of the contribution thereof to the Issuer. Except as otherwise permitted pursuant to this Agreement, no sale of such Loan or asset to the Sole Shareholder or to the Issuer has been, or will be, made by any holder of equity in the Sole Shareholder.

(iii)

With respect to any Loan or any other asset contributed to the Issuer hereunder that was acquired by the Sole Shareholder from any Person, the assignment or other transfer documentation governing such acquisition by the Sole Shareholder from such Person:

(A)	was entered into on arms’ length terms,

(B)

provides for the assignment or other transfer of all of such Person’s right, title and interest in, to and under such Loan or asset (other than interest, fees and similar amounts accrued to or as of the date of assignment or other transfer that are customarily paid to sellers),

(C)	does not give such Person the option to revoke the relevant assignment or other transfer under any circumstances (whether by a redemption payment or a payment from any other source of funds),

(D)

does not (1) give such Person the right to exercise any continuing control of any kind over the relevant Loan under any circumstances (including with respect to any disposition of such Loan or other asset by the Sole Shareholder or any transferee thereof) or (2) restrict in any matter the ability of the Sole Shareholder (or any transferee thereof) to exercise any control over such Loan or asset, including the right to dispose of such Loan or asset and to exercise voting and other consensual rights in respect of such Loan or asset,

(E)	does not impose an obligation upon or provide a right to such Person to repurchase or reacquire such Loan or asset other than by reason of a material breach of any of the representations, warranties and covenants referred to in the following clause (F),

(F)

does not provide for any other recourse of the Sole Shareholder or the Issuer to such Person (whether with respect to the performance by the relevant obligor(s) under such Loan or asset or otherwise, including collection risk) other than recourse for breach of representations, warranties or covenants and related indemnification obligations of such Person that are substantially similar to (and in any event no more favorable to the Sole Shareholder or the Issuer in any material respect than) the representations, warranties, covenants and indemnities applicable to the seller in standard transfer documentation published by the LSTA,

(G)

does not provide for any future or further payment participation or other consideration of any kind to be paid or delivered to such Person with respect to such Loan or asset (other than interest, fees and similar amounts accrued to or as of the date of assignment or other transfer that are customarily paid to sellers),

(H)

provides for the payment by the Sole Shareholder of the purchase price for such acquisition on or prior to the related settlement date and notification to the obligor on such Loan or other asset of such acquisition and

(I)	by its terms reflects or is not inconsistent with the parties’ intent that such assignment was an absolute assignment and transfer.

If any of the foregoing representations in this subsection (iii) is untrue or inaccurate for any reason, then to the extent it would cause such representation to be more true or accurate, the Sole Shareholder hereby waives (x) such provision or portion thereof of such assignment or other transfer documentation that causes such representation to be untrue or inaccurate and (y) all rights and remedies of the Sole Shareholder against any Person arising from any such provision or portion thereof (and such Person shall be deemed to constitute an express third party beneficiary of such waiver and is entitled to enforce such waiver without any action or notice or acceptance hereof or reliance hereon, all as if such Person were a party hereto).

(iv)

The Sole Shareholder (A) has made its own independent credit evaluation in order to acquire each Loan or other asset that is contributed hereunder and (B) has not, and will not in the future, rely primarily on the credit of any Person from which it has acquired any Loan or other asset that is being contributed hereunder in making any investment decision with regard to its purchase of such Loan or asset from such Person, but will instead rely primarily on the collectability of such Loan or asset. With respect to each Loan or other asset that is contributed hereunder, any Person from which the Sole Shareholder acquired such Loan or asset (1) has no obligation to pay the Sole Shareholder’s costs of collection of such Loan or asset, (2) has no obligation to pay or reimburse the Sole Shareholder for paying taxes in respect of such Loan or asset that accrue after the transfer thereof to the Sole Shareholder and (3) has no obligation to provide any financing or credit support (whether by guarantee or otherwise) to the Sole Shareholder or the Issuer in respect of such Loan or asset or the Notes.

(v)	With respect to any Person that is an Affiliate of the Sole Shareholder from which the Sole Shareholder acquires any Loan or asset that is being contributed hereunder:

(A)

the Sole Shareholder has and will continue to have at least one independent director unaffiliated with any such Person or its Affiliates, whose authority will be limited to consenting to a bankruptcy filing by the Sole Shareholder,

(B)	such Person is not under any obligation to pay for the expenses of the Sole Shareholder,

(C)	the Sole Shareholder has not been and will not be referred to as a division or department of such Person,

(D)

the directors of the Sole Shareholder are expected to act in the interests of the Sole Shareholder and, in each case, are not expected to act contrary to those interests at the direction of such Person,

(E)	there should be no difficulty in segregating and ascertaining respective assets and liabilities of the Sole Shareholder and such Person,

(F)

either (1) the Sole Shareholder is not and will not be included in such Person’s consolidated financial statements or (2) such consolidated financial statements will contain a footnote to the effect that such Loan has been either (a) acquired by the Sole Shareholder from such Person or (b) contributed by such Person to the Sole Shareholder,

(G)

there is no commingling of business functions or of assets between such Person, on the one hand, and the Sole Shareholder, on the other hand, and the activities of the Sole Shareholder are expected to be entirely separate from whatever business activities such Person may otherwise be engaged in,

(H)

no guarantees have been or will be made by such Person with respect to obligations of the Sole Shareholder, and no guarantees have been or will be made by the Sole Shareholder with respect to obligations of such Person,

(I)

there have not been, and there will not be, any transfers of assets between the Sole Shareholder and such Person without formal observance of corporate formalities and all formal legal requirements relating to the Sole Shareholder have been and will be strictly observed, and

(J)

although there may be substantial overlap between the ultimate economic owners of such Person and the ultimate economic owners of the Sole Shareholder, (1) ultimate economic ownership is held through different chains of intermediate ownership vehicles that are organized under different corporate laws, (2) the business conducted by, and the investment results obtained by, such Person are different to that of the Sole Shareholder, and (3) the creditor or creditors of such Person (and its intermediate parent companies) are different to the creditor or creditors of the Sole Shareholder (and its intermediate parent companies).

(vi)	If any Loan or any other asset to be contributed to the Issuer hereunder is or will be acquired by the Sole Shareholder or the Issuer from any Person that is an Affiliate of the Sole Shareholder,

(A)

such acquisition is being or will be made without any intent to hinder, delay or defraud any person to which such Person is or will become indebted on or after the related date of such acquisition, and

(B)

on the date of such acquisition (after proper consideration is given to such Person’s fixed and contingent liabilities), (1) such Person is not insolvent, and such sale of such Loan or asset will not render such Person insolvent, (2) such Person is not engaged in any business or any transaction, and will not be about to engage in any business or any transaction, for which the assets remaining with such Person after such acquisition by the Sole Shareholder will be an unreasonably small amount of capital, (3) such Person neither intends nor believes that it will incur debts beyond its ability to pay such debts as they mature and (4) such acquisition is not being effected with any intent by such Person, the Sole Shareholder or the Issuer to evade any applicable law or public policy.

(c)

The Sole Shareholder represents and warrants to the Issuer, the Trustee and UBS as of the date of acquisition by the Issuer of any Loan or any other asset that it acquires (including any Acceptable Loan and any other Replacement Asset contributed by the Sole Shareholder under this Agreement), that the Sole Shareholder would be entitled to receive all interest payments on such Loan or asset free of U.S. federal or foreign withholding tax or, in the case of foreign withholding tax, would be entitled to receive “gross up” payments that cover the full amount of such withholding taxes, in each case, if they held such Loan or asset directly.

(d)

With respect to Loans or other assets contributed hereunder before the Amendment and Restatement Date, all references in this Section 4 to the past, present or future tense shall be deemed to be references to circumstances in effect, respectively, at any time prior to, at the time of, or at any time after, in each case, the applicable Collateral Change Settlement Date.

(Y) Covenants

(e)	[reserved]

(f)	[reserved]

5.

The Sole Shareholder will from time to time execute and deliver such further documents and do such other acts and things as the Issuer or the Valuation Agent may reasonably request in order fully to effect the purposes of this Agreement.

6.

The Sole Shareholder agrees not to cause the filing of a petition in bankruptcy against or on behalf of the Issuer until the payment in full of all Notes issued under the Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period plus one day, following such payment.

7.

The Sole Shareholder agrees to not make any election or take any action, or cause the Issuer to make or take such an election or action, that would cause the Issuer to be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

8.

The Sole Shareholder agrees to not transfer any shares in the Issuer or cause the Issuer to register a transfer of any shares if such transfer would cause the Issuer to have more than one owner for U.S. Federal income tax purposes or otherwise would cause the Issuer to be treated other than as disregarded as an entity separate from the Sole Shareholder.

Withholding Taxes

9.

If the Sole Shareholder is required to deduct or withhold from the contribution contemplated by Section 2 or Section 3 hereof any tax, then the Sole Shareholder will pay an amount equal to such shortfall to the Issuer.

Waiver

10.

No failure on the part of either party or any third party beneficiary hereof to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Notices

11.	All notices and other communications in respect of this Agreement (including, without limitation, any modifications of, or requests, waivers or consents under, this Agreement)

shall be given or made to a party at its address specified in Section 14.3 of the Indenture. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by facsimile in legible form or by e-mail transmission to any address previously furnished in writing to the other parties hereto and third party beneficiaries hereof by a party hereto.

Amendments; Successors; Assignments

12.

(a)        No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by e-mail (PDF) or facsimile transmission) and executed by each of the parties with the prior written consent of the Valuation Agent.

(b)

This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed and delivered in counterparts (including by e-mail (PDF) or facsimile transmission), each of which will be deemed an original.

(c)	This Agreement shall be binding upon and inure to the benefit of the Sole Shareholder and the Issuer and their respective successors and permitted assigns.

(d)

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party and the Valuation Agent. Any purported transfer that is not in compliance with this Section 12 will be void.

Governing Law; Submission to Jurisdiction; Etc.

13.

(a)        Governing Law. This Agreement, shall be construed in accordance with, and this Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

(b)

Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (Proceedings), each party irrevocably (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Waiver of Jury Trial

14.

EACH OF THE SOLE SHAREHOLDER AND THE ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Contributions

15.

Each of the parties hereto acknowledge and agree that this Agreement is not a contract (i) to issue a security of the Issuer or (ii) to make a loan or to extend other debt financing or financial accommodations to or for the benefit of the Issuer, as referenced in Section 365(e)(2)(B) of the United States Bankruptcy Code, as amended. Each of the Issuer, and the Sole Shareholder, on behalf of itself, further acknowledges and agrees that the transactions contemplated by this Agreement are made for reasonably equivalent value. The Sole Shareholder represents to the Issuer and to the third party beneficiaries hereof that neither the Issuer nor the Sole Shareholder is insolvent at this time, will not be rendered insolvent by this Agreement and do not intend by the transactions contemplated in this Agreement to incur debts beyond their ability to repay those debts.

Severability

16.

If any term, provision, covenant or condition of this Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement, as the case may be, so long as this Agreement, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Benefits of Agreement

17.

Each of the Trustee and the Valuation Agent shall be an express third party beneficiary of (i) each agreement, covenant and obligation in this Agreement (including, without limitation, any right to make a determination, receive a notice, report or certificate, make a request, give consent or direct a disposition expressed as being exercisable by the Trustee or Valuation Agent hereunder) and (ii) the representations, warranties and covenants made under Sections 4, 5, 6, 7 and 8 hereof. Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Trustee and the Valuation Agent, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Rights of Trustee

18.

In executing and performing its duties under this Agreement, the Trustee shall have all the rights, benefits, protections, indemnities and immunities afforded to it under the Indenture, including Article 6 thereof. By its consent hereto, the sole Holder directs the Trustee to acknowledge this Agreement.

- signature page follows -

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CM FINANCE INC, as Sole Shareholder
By: CM Investment Partners, LP, as Manager

By: _______________________
Name:
Title:

Contribution Agreement - Signature Page

CM FINANCE SPV LTD, as Issuer

By: _______________________
Name:
Title:

Contribution Agreement - Signature Page

Acknowledged by the following as a third party beneficiary:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: _______________________
Name:
Title:

Contribution Agreement - Signature Page

Acknowledged by the following as a third party beneficiary:

UBS AG, LONDON BRANCH, as Valuation Agent

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

Contribution Agreement - Signature Page

Consented to by the following as Holder of 100% of the Notes:

UBS AG, LONDON BRANCH,

By: _______________________
Name:
Title:

By: _______________________
Name:
Title:

Contribution Agreement - Signature Page

EXHIBIT A

FORM OF COLLATERAL CHANGE EVENT NOTICE

U.S. Bank National Association,

as Trustee (the Trustee) and Collateral Administrator (the Collateral Administrator)

8 Greenway Plaza, Suite 1100,

Houston, TX

Attention: Global Corporate Trust – CM Finance SPV Ltd.,

E-Mail: CM.Finance.SPV@usbank.com

With a simultaneous copy to:

UBS AG, London Branch

100 Liverpool Street, London EC2M 2RH

Credit Risk Control - Documentation Unit/Legal Department

Facsimile: +44 20 7567 4406 / +44 20 7568 9247

E-mail: OL-YS_SCT_Structuredfunding@ubs.com

With copies to: E-mail: OL-CTM@ubs.com; sh-coll-stm-otc@ubs.com

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Contribution Agreement (the Contribution Agreement), originally dated as of May 23, 2013 between CM Finance Inc. (the Sole Shareholder) and CM Finance SPV Ltd. (the Issuer), as amended and restated as of June 21, 2019 and as further amended, restated, supplemented or otherwise modified from time to time. Capitalized terms used but not defined herein shall have the meanings given them in the Contribution Agreement.

This notice is given pursuant to Section 3 of the Contribution Agreement, whereby the Collateral Manager on behalf of the Issuer specifies to the Trustee and the Collateral Administrator the following information (to the extent applicable pursuant to the terms of the Contribution Agreement):

[Specify the following for each Collateral Change Event]

Exhibit A

Collateral Change Trade Date	Advance Value of Removed Asset	Total Advance Value Added	Amount of Sale Proceeds Collections that need to be transferred to the Portfolio Gains Account (if applicable)	Details of modification amendment or action made to Portfolio Asset	Identification of the Portfolio Asset with respect to which modification amendment or action was made	New classification of Portfolio Asset

Identity of each Removed Asset	Type of each Removed Asset	Advance Percentage with respect to each Removed Asset	Expected Sale Price of each Removed Asset (N/A if Cash)	Principal Balance of each Removed Asset (N/A if Cash)	Purchase Amount of each Removed Asset	Advance Value of each Removed Asset	Final Market Value of each Removed Asset	Amount of any Advance Value Depreciation or any Advance Value Gain that will be realized in respect of any sale or other disposition of each Removed Asset

Identity of each Replacement Asset	Type of each Replacement Asset	Advance Percentage with respect to each Replacement Asset	Principal Balance of each Replacement Asset (N/A if Cash)	Portion of any contributed Acceptable Loan that will not constitute a Replacement Asset in respect of which Participation Interest must be sold (if applicable)	Purchase Amount of each Replacement Asset (net of any Sold Participation Interest Loan)	Advance Value of each Replacement Asset

This notice shall be deemed to constitute instructions to the Trustee and the Collateral Administrator to make the transfers indicated herein to the Portfolio Gains Account.

Exhibit A

Submission of this notice bearing the Collateral Manager’s electronic signature shall constitute effective delivery hereof. This notice shall be construed in accordance with, and this notice and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this notice shall be governed by, the law of the State of New York.

Exhibit A

IN WITNESS WHEREOF, the undersigned have executed this notice as of the date first written above.

CM INVESTMENT PARTNERS LLC
as Collateral Manager

By: _____________________________
Name:
Title:

Exhibit A